Exhibit 2.1
                                  -----------


                _________________________________________________


                      STOCK PURCHASE AND EXCHANGE AGREEMENT

                _________________________________________________


                                  by and among


                          Category 5 Technologies, Inc.


                                       And


                               CaptureQuest, Inc.
                                       and
                     the Shareholders of CaptureQuest, Inc.








                           dated as of April 10, 2002

                      STOCK PURCHASE AND EXCHANGE AGREEMENT
                      -------------------------------------



         THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of April 10, 2002 (the "Effective Date") by and among
Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), CaptureQuest, Inc., a Utah corporation, ("CaptureQuest"), and the shareholders of CaptureQuest set forth on the signature page hereto (the "Sellers").


                                    RECITALS

         WHEREAS, CaptureQuest has developed software that enables the delivery of rich media information over the Internet; and

         WHEREAS, Sellers own all of the outstanding shares of capital stock of CaptureQuest; and

         WHEREAS, Sellers desire to exchange all of their shares in CaptureQuest, (the "CaptureQuest Shares") for shares of common stock of Category 5, and Category 5 desires to issue shares of its common stock in exchange for the CaptureQuest Shares, on the terms and conditions set forth herein.

         WHEREAS, It is intended that such exchange shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         NOW, THEREFORE, in consideration of the premises, representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

                                   ARTICLE I
                               EXCHANGE OF SHARES

         1.1 Exchange of Shares.

              (a) Transfer of CaptureQuest Shares by Sellers. Subject to the terms and conditions of this Agreement, at Closing (as hereinafter defined), each Seller shall sell transfer, convey and assign to Category 5 all of its CaptureQuest Shares, free from any charge, lien encumbrance or adverse claim of any kind whatsoever, by delivering to Category 5 all certificates evidencing its CaptureQuest Shares. The certificates for the CaptureQuest Shares shall be in a form reasonably acceptable to Category 5.

              (b) Transfer of Exchange Shares by Category 5. Subject to the terms and conditions of this Agreement, in consideration for the CaptureQuest Shares, Category 5 shall deliver at Closing stock certificates representing 3,105,769 voting shares of Category 5 Common Stock (the "Exchange Shares"), par value $.001 per share. The Exchange Shares shall be delivered to the Sellers as follows:

                     (i) Tranche I Shares. At Closing, Category 5 shall deliver to Sellers 2,105,769 Exchange Shares (the "Tranche I Shares"). 250,000 of the Tranche I Shares (the "Registration Shares") shall be subject to a Registration Rights Agreement dated April 10, 2002, (the "Registration Rights Agreement") attached hereto as Exhibit A. Both the number of Tranche I Shares and the number of Registration Shares that shall be delivered to each individual Seller is set forth on Schedule 1.1(b)(i).

                     (ii) Tranche II Shares. At the Closing, Category 5 shall deliver to a third-party escrow agent (the "Escrow Agent") satisfactory to both parties the remaining 1,000,000 Exchange Shares (the "Tranche II Shares"), to be released pursuant to the terms of an escrow agreement (the "Escrow Agreement") among Category 5, CaptureQuest and Sellers in substantially the form attached hereto as Exhibit B. The Sellers shall have voting rights with respect to the Tranche II shares commencing the Effective Date. The escrow of the Tranche II Shares shall protect Category 5 against undisclosed liabilities, misrepresentations and breaches of warranties, covenants and agreements on the part of CaptureQuest. On April 30, 2003 (the "Release Date"), the number of Tranche II shares that shall be released from escrow and delivered to the Sellers shall be determined as follows: if CaptureQuest attains gross revenue of $4,000,000 ("Benchmark Revenue") and net income (before corporate allocation) of $1,000,000 ("Benchmark Income") during the 12-month period following the Effective Date, all Tranche II shares shall be delivered to the Sellers; however, if the Company is unable to achieve Benchmark Revenue or Benchmark Income during such 12-month period, the number of Tranche II Shares released from escrow to Sellers on the Release Date shall be equal to the product of all Tranche II shares multiplied by the average of the ratio of actual gross revenue to Benchmark Revenue and the ratio of actual net income to Benchmark Income. Regardless of whether Benchmark Revenue or Benchmark Income is attained, the percentage of the Tranche II Shares released from escrow on the Release Date to which each individual Seller is entitled is set forth on Schedule 1.1(b)(ii).

         1.2 Legends. The certificates evidencing the Exchange Shares shall bear the following legend and any legends required by any state securities laws:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."

         1.3 Closing. This Agreement shall be effective as of the Effective Date. The consummation of the purchase and sale of the CaptureQuest Shares under this Agreement (the "Closing") shall take place when (the "Closing Date") CaptureQuest and Sellers have delivered, in a form satisfactory to Category 5, the Registration Rights Agreement, the Escrow Agreement, and the Noncompetition Agreement attached hereto as Exhibit C (collectively, the "Ancillary Documents") executed by the parties thereto, at the offices of Category 5, 2755 E. Cottonwood Pkwy., 4th Floor Salt Lake City, Utah 84121( or via facsimile). CaptureQuest and Sellers shall exert best efforts to deliver executed Ancillary Documents to Category 5 in a timely manner.

         1.4 Tax Consequences. It is intended that the transaction contemplated by Article 1 of this Agreement (the "Exchange") shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368(a) of the Code; provided, however, no party represents or warrants to any other party that the Exchange shall constitute a reorganization within the meaning of Section 368(a) of the Code, and each party hereto agrees that such party is responsible for all tax consequences arising from the Exchange or any other transaction related thereto or derived therefrom. Each party to this agrees that, except in reliance upon advice from competent counsel that compliance with the succeeding clause would violate governing law, such party shall not take any action, or file any tax return, that would be inconsistent with treating the Exchange as a reorganization under Section 368(a) of the Code.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES
              -----------------------------------------------------

         CaptureQuest and each of the Sellers (collectively, the "Selling Parties") jointly and severally agree with, and represent and warrant to Category 5 as follows:

         2.1 Corporate Existence, Good Standing and Authority. CaptureQuest is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah. CaptureQuest has full power and authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. CaptureQuest is qualified to do business, is in good standing and possesses all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. CaptureQuest has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Selling Parties, has been authorized by all necessary action of CaptureQuest and constitutes a legal, valid and binding obligation of Selling Parties, enforceable against the Selling Parties in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

         2.2   Capitalization.   The  Sellers  are  the  only   shareholders  of
CaptureQuest, and the CaptureQuest Shares constitute all of the outstanding capital stock of CaptureQuest. Except as set forth on Schedule 2.2 hereto, there are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any additional shares or any securities convertible into or exchangeable for any shares of CaptureQuest.

         2.3 Good and Marketable Title To Shares. All of the CaptureQuest Shares are owned, beneficially and of record, only by the Sellers and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Sellers have the absolute and unrestricted right, power, authority and capacity to transfer the CaptureQuest Shares to Category 5 and upon the Closing, without exception, Category 5 will acquire from the Sellers legal and beneficial ownership of, good and valid title to, and all rights to vote, the CaptureQuest Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         2.4 Subsidiaries. Except as set forth on Schedule 2.4, CaptureQuest does not presently own, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity.

         2.5 Financial Statements. The balance sheet and related statements of income and cash flows of CaptureQuest since inception through December 31, 2001 (the "CaptureQuest Financial Statements") have been provided to Category 5. To CaptureQuest's best knowledge, the internal books and records of CaptureQuest from which the CaptureQuest Financial Statements were prepared do not contain any information which is false or misleading. To CaptureQuest's best knowledge, the CaptureQuest Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with CaptureQuest's accounting policies and principles, and are in accordance with generally accepted accounting standards, applied on a consistent basis; and (iii) present fairly CaptureQuest's financial position and results of operations at the dates and for the periods reflected therein.

         2.6 Properties. CaptureQuest does not own or hold title to any real property. CaptureQuest has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, CaptureQuest is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by CaptureQuest in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         2.7 Litigation. No litigation, arbitration or proceeding is pending or, to CaptureQuest's best knowledge, threatened by or against CaptureQuest, its properties or assets, the CaptureQuest Shares or its officers, directors or the Sellers before any court or any government agency, and, to the knowledge of CaptureQuest, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of CaptureQuest, CaptureQuest is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against CaptureQuest, its properties or assets or the CaptureQuest Shares.

         2.8 Non-Contravention. The execution and delivery of this Agreement by CaptureQuest and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of CaptureQuest, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which CaptureQuest is a party or by which CaptureQuest or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of CaptureQuest; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of CaptureQuest; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to CaptureQuest or its assets.

         2.9 Absence of Certain Changes. Since April 31, 2002, there has not been:

              (a) Any Material Adverse Effect;

              (b)  Any  increase  in  the   compensation   paid  or  payable  by
CaptureQuest, other than in the ordinary course of business, to any of its officers, directors, employees, agents or Sellers;

              (c) Any split-up or other recapitalization in respect of the capital stock of CaptureQuest or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing;

              (d) Any issuance, transfer, sale or pledge by CaptureQuest of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which CaptureQuest is or may become obligated to issue any shares of its capital stock or other securities;

              (e) Any indebtedness incurred by CaptureQuest, except such as may have been incurred or entered into in the ordinary course of business;

              (f) Any loan made or agreed to be made by CaptureQuest, nor has CaptureQuest become liable or agreed to become liable as a guarantor with respect to any loan;

              (g) Any waiver or compromise by CaptureQuest of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation;

              (h) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value other than licenses granted in the ordinary course of business;

              (i) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of CaptureQuest or any agreement to do any of the foregoing;

              (j) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which CaptureQuest is a party; or (ii) any certificate or other authorization required for the continued operation by CaptureQuest of any material portion of any of its business;

              (k) Any resignation or termination of employment of any officer or employee of CaptureQuest;

              (l) Any change in or amendment to the charter documents of CaptureQuest; or

              (m) Any agreement or commitment by CaptureQuest to do any of the things described in this Section 2.9.

         2.10 Employees.  To  CaptureQuest's  best knowledge,  CaptureQuest  has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

         2.11 Compliance with Law; Consents. The business and operations of CaptureQuest have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. CaptureQuest is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of CaptureQuest or the Sellers is required in connection with the execution, delivery and performance by CaptureQuest or the Sellers of this Agreement, the consummation of the transactions contemplated hereby or Category 5's operation of the business of CaptureQuest following the Closing Date.

         2.12 Contracts and Other Agreements. Schedule 2.12 sets forth a list of all contracts and other agreements to which CaptureQuest is a party or by or to which it or its assets or properties are bound or subject, whether or not made in the ordinary course of business, that have or would be reasonably expected to have a material effect on CaptureQuest's business. True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto and all appendices and attachments) set forth on CaptureQuest Disclosure Schedule have been furnished to Category 5. Each of such contracts is valid, existing, in full force and effect, binding upon

CaptureQuest, and to the best knowledge of CaptureQuest, binding upon the other parties thereto in accordance with their terms (subject in each case to the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights), and CaptureQuest is not in default under any such contract, nor, to the best knowledge of CaptureQuest, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on CaptureQuest's business.

         2.13 Affiliate Relationships. CaptureQuest does not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, CaptureQuest or other party to any contract or other arrangement which is material to CaptureQuest. For purposes of this Section 2.13, the term CaptureQuest shall be deemed to include CaptureQuest, the Sellers and any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with CaptureQuest.

         2.14 No Termination of Business Relationship. None of the entities with which CaptureQuest has a material business relationship or any other present material customer of CaptureQuest has given notice of any intention to cancel or otherwise terminate a material business relationship with CaptureQuest and CaptureQuest has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

         2.15 Intellectual Property Rights. To CaptureQuest's best knowledge, CaptureQuest possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and CaptureQuest has not received any notice of infringement upon or conflict with the asserted rights of others. Schedule 2.15 contains a complete list of patents, patent applications, trade names, trademarks, service marks, brandmarks copyrights, registrations owned or used by CaptureQuest and any applications for the foregoing. All Intellectual Property is vested in (or, if applicable, leased or licensed by) CaptureQuest free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. All Intellectual Property which is licensed to CaptureQuest by others are identified in Schedule 2.15, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. CaptureQuest has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the operation of its business. To CaptureQuest's best knowledge, CaptureQuest has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. CaptureQuest is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of CaptureQuest or that would conflict with CaptureQuest's business. CaptureQuest does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by CaptureQuest, except for inventions that have been assigned or licensed to CaptureQuest as of the date hereof. Each employee, officer and consultant of CaptureQuest has executed a Proprietary Information and Inventions Agreement in the form provided by Category 5. To CaptureQuest's best knowledge, no employee, officer or consultant is in violation thereof, and CaptureQuest will use its best efforts to prevent any such violation.

         2.16 No Undisclosed Liabilities. CaptureQuest does not have, and as of the Closing Date will not have, any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") except (i) Liabilities which are adequately reflected or fully reserved against in the CaptureQuest Financial Statements; (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 2001; (iii) Liabilities disclosed in the Schedules hereto; and (iv) Liabilities arising under contracts or other agreements which because of the dollar amount involved are not required to be listed in Schedule 2.12.

         2.17 Representations Complete. To the Selling Parties' best knowledge, none of the representations and warranties made by the Selling Parties herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.19 Broker's and Finder's Fees. Neither CaptureQuest nor the Sellers has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby that may become the obligations or liabilities of Category 5.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         Each of the Sellers agree with, and represent and warrant to Category 5 as follows:

         3.1 Good and Marketable Title to Shares. The Sellers have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the CaptureQuest Shares as provided in this Agreement.

         3.2 Purchase Entirely for Own Account. Each Seller understands that Category 5 is entering into this Agreement with each Seller in reliance upon such Seller's representation to Category 5, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Exchange Shares to be received by such Seller, (for purposes of Article III, the "Securities") will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Seller represents that it has full power and authority to enter into this Agreement.

         3.3 Disclosure of Information. Each Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Seller further represents that it has had an opportunity to ask questions and receive answers from Category 5 regarding Category 5, its business and operations, and the terms and conditions of the offering of the Securities.

         3.4 Investment Experience. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         3.5 Restricted Securities. Each Seller understands that the Exchange Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from Category 5 in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act. Each Seller agrees that it will (i) not sell, assign or transfer any of the Exchange Shares to anyone other than Category 5 or to a transferee who has agreed to be bound by the Agreement,
(ii) not make any disposition of all or any portion of the Exchange Shares unless such disposition is in compliance with all applicable federal and state securities law, and (iii) not, to the extent requested by an underwriter of common stock (or other securities) of Category 5 during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by Category 5 and the underwriters.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CATEGORY 5
                  --------------------------------------------

         Category 5 represents and warrants to the Sellers and CaptureQuest that:

         4.1 Corporate Existence, Good Standing and Authority. Category 5 has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada. Category 5 has full corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and legally binding obligations of Category 5 enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.2 Exchange Shares Fully Paid and Non-Assessable. The Exchange Shares deliverable pursuant to Section 1.2 when issued and delivered as herein provided, will be validly issued and outstanding shares of Category 5 Common Stock, fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         4.3 Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by Category 5 of the transactions contemplated by this Agreement has been obtained or will be obtained prior to or upon the Closing Date.

         4.4 No Breach. The execution and delivery of this Agreement by Category 5 and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of Category 5, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Category 5 is a party or by which Category 5 or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Category 5; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Category 5; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to Category 5 or its assets.

         4.5 Financial Statements. The consolidated audited financial statements of Category 5 and its subsidiaries as filed with the Securities and Exchange Commission (the "SEC") on Form 10K for the 12 months ended June 30 2001, (the "Category 5 Audited Financial Statements") and the unaudited consolidated financial statements of Category 5 and its subsidiaries as filed with the SEC on Form 10-Q for the three and six months ended December 31, 2001 (the "Category 5 Unaudited Financial Statements")comply as to form in all material respects with applicable accounting requirements and with applicable rules and regulations of the Securities and Exchange Commission. The Category 5 Audited Financial Statements and the Category 5 Unaudited Financial Statements (i) were prepared in accordance with Category 5's internal books and records; (ii) were prepared in accordance with Category 5's accounting policies and principles, and are in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis; and (iii) present fairly Category 5's financial position and results of operations at the dates for the periods reflected therein.

         4.6 Properties. Category 5 does not own or hold title to any real property. Category 5 has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to any mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, Category 5 is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by Category 5 in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         4.7 Litigation. Except as set forth in Schedule 4.7 hereto or in which an adverse outcome would not have a Material Adverse Effect, no litigation or proceeding is pending or, to the knowledge of Category 5, threatened by or against Category 5, its assets or the Exchange Shares before any court or any government agency, and, to the best knowledge of Category 5, no facts exist which might form the basis for any such litigation or proceeding. To the knowledge of Category 5, Category 5 is not the subject of any investigation for violation of any laws, regulation or administrative orders applicable to its business by any governmental authority or any other person. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Category 5 or the Exchange Shares.

         4.8 Representations Complete. None of the representations and warranties made by Category 5 herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.9 Broker's and Finder's Fees. Category 5 has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE V
                            COVENANTS OF THE SELLERS
                            ------------------------

         5.1 Non-Competition Agreements. Sellers hereby agree to not compete with Category 5 or CaptureQuest following the Closing, and Sellers agree to enter into a non-competition agreement (the "Non-Competition Agreement") substantially in the form attached hereto as Exhibit C.

         5.2 Best Efforts. Each of the Sellers will use his best efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each of the Sellers shall each cooperate with Category 5 in such actions and in securing requisite approvals and shall deliver such further documents as Category 5 may reasonably request as necessary to evidence such transactions.

                                   ARTICLE VI
                             COVENANTS OF CATEGORY 5
                             -----------------------

         6.1 Capital Contribution. Within 180 days after the Effective Date, Category 5 shall contribute $1,500,000 to CaptureQuest to be used for working and expansion capital (the "Capital Contribution").

         6.2 Employee Matters.

              (a) Category 5 shall enter into employment arrangements with Tyler
D. Thompson ("Thompson") and such other employees of CaptureQuest as are mutually agreed upon between Thompson and Category 5.

              (b) Continuing employees of CaptureQuest shall become participants in Category 5's health, dental, and life insurance plans. Additionally, Continuing CaptureQuest employees will become eligible to participate in Category 5's employee stock option plan 90 days after the Effective Date.

         6.3 Board Seat. Category 5 shall appoint a nominee of Sellers to the Board of Directors of the Category 5, effective as of the Closing Date. Sellers shall deliver the name and written background of the nominee to the Category 5 prior to the Closing Date. The Company covenants to submit such nominee as one of its slate of directors to be elected to the Board at the Company's next Annual Meeting of Shareholders.

         6.4 Registration Rights. Category 5 shall enter into a Registration Rights Agreement with the Sellers, pursuant to which 250,000 of the Tranche I Shares shall be granted the benefit of traditional "piggyback" registration rights for a period of not less than one year from the Effective Date.

         6.5 Best Efforts. Category 5 will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms.

                                  ARTICLE VII
                                     CLOSING
                                     -------

         7.1 Time and Place. The purchase and sale of the CaptureQuest Shares hereunder (the "Closing") shall occur on the date of execution of this Agreement by all of the parties hereto (the "Closing Date").

         7.2 Deliveries of the Sellers. At the Closing, the Sellers will deliver or cause to be executed and delivered to Category 5:

              (a) Articles, Bylaws. The Articles of Incorporation and Bylaws of the Company, certified by the appropriate government agency as of a recent date;

              (b) Books and Records. Any and all of the minute books, stock ledgers, and similar records of the Company;

              (c)   Non-Competition    Agreements.    Executed   Non-Competition
Agreements;

              (d) Escrow Agreement. The Escrow Agreement, executed by Sellers.

              (e)  Registration   Rights  Agreement.   The  Registration  Rights
Agreement, executed by Sellers.

              (f) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to Category 5 shall be in form and substance reasonably satisfactory to Category 5 and its counsel.

         7.3 Deliveries of Category 5. At the Closing, Category 5 will execute and deliver or cause to be executed and delivered simultaneously with delivery of the items referred to in Section 7.2 above:

              (a) Payment of the Consideration. The Exchange Shares, delivered to Sellers;

              (b)   Non-Competition    Agreements.    The   executed   and   the
Non-Competition Agreements;

              (c) Escrow Agreement. The executed Escrow Agreement;

              (d) Registration Rights Agreement. The executed Registration Rights Agreement; and;

              (e) Other Documents. Such other documents and instruments as Category 5 or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                  ARTICLE VIII
               OBLIGATIONS OF SELLERS AND CATEGORY 5 AFTER CLOSING
               ---------------------------------------------------

         8.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless Category 5 and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by Category 5 (collectively "Damages") resulting from:

              (a) The breach of any of the representations or warranties made by the Company or the Sellers in this Agreement;

              (b) The breach or the failure of performance by the Company or the Sellers of any of the covenants that they are to perform hereunder;

              (c) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

              (d) The  death of or injury  to any  person or damage to  property that occurred prior to the Closing and arose out of or in connection with the business or operations of the Company (whether asserted, discovered or established before or after the Closing), and whether or not it is the subject matter of a claim or action disclosed in the Schedules to this Agreement; and

              (e) All employment-related claims and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or after the Closing).

         Damages shall exclude any amount with respect to which Category 5 or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

         8.2 Indemnification by Category 5. Category 5 shall indemnify and hold harmless the Sellers, in respect of any and all claims, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Sellers resulting from:

              (a) The breach of any of the representations or warranties made by Category 5 in this Agreement; or

              (b) The breach or the failure of performance by Category 5 of any of the covenants that it is to perform hereunder.

         8.3 Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in this Agreement.

         8.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom,
(i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

         8.5 Manner of Indemnification. All indemnification hereunder shall be effected either (a) by payment of cash or delivery of a certified or official bank check to the indemnified party, or (b) in the case of indemnification of the Company by the Sellers, at the Company's option, pursuant to the Escrow Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

         9.1 Repurchase Right. In the event that (i) Category 5 ceases to operate, (ii) Category 5 files for relief under the Bankruptcy Code, or (iii) after one year from the Closing, Category 5's stock is traded at a price below $1.00 for a period of 15 trading days, any Seller shall have the option to repurchase its CaptureQuest shares transferred to Category 5 under this Agreement (the "Transferred Shares") at a price equal to the product of the number of such Seller's Exchange Shares multiplied by the then current trading price of Category 5's stock.

         9.2 Survival. The representations and warranties of CaptureQuest and the Sellers set forth in this Agreement or in any instrument or document furnished in connection herewith shall survive the Closing and all representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 8.1 or 8.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this Section 9.2 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

         9.3 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

         9.4 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         9.5 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         9.6 Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         9.7 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         9.8 Successors and Assigns. This Agreement shall not be assigned by CaptureQuest or the Sellers without the written consent of Category 5. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

         9.9 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

         To CaptureQuest at:           CaptureQuest, Inc.
                                       5255 N. Edgewood Drive
                                       Provo, Utah  84604

         To the Sellers:               c/o Tyler Thompson
                                       5255 N. Edgewood Drive
                                       Provo, Utah  84604


         To Category 5 at:             Category 5 Technologies, Inc.
                                       2755 E. Cottonwood Pkwy, 4th Floor
                                       Salt Lake City, Utah  84121
                                       Fax:  801-365-0445

         Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         9.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration administered by the American Arbitration Association under its International Arbitration Rules.

         9.11 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this Section 9.11 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         9.12 Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

         9.13 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 9.13. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Utah shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 9.13 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 9.9 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.15 Facsimile Signatures. This Agreement may be executed by facsimile signatures, each of which will be deemed an original.

         9.16 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         9.17 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.



                                      CATEGORY 5 TECHNOLOGIES, INC.

                                      By: /s/ Mitchell Edwards
                                         -----------------------
                                      Name: Mitchell Edwards
                                      Title: President



                                      CAPTUREQUEST, INC.

                                      By: /s/Tyler D. Thompson
                                         -----------------------
                                      Name: Tyler D. Thompson
                                      Title: CEO



                                      SELLERS





                                        /s/Tyler D. Thompson
                                      --------------------------
                                      Tyler D. Thompson


                                        /s/Andrew Smith
                                      --------------------------
                                      Andrew Smith


                                        /s/Mark Preston
                                      --------------------------
                                      Mark Preston

                                        /s/Fred Chaney
                                      --------------------------
                                      Fred Chaney


                                        /s/John Adams
                                      --------------------------
                                      John Adams


                                        /s/Kevin Gull
                                      --------------------------
                                      Kevin Gull


                                        /s/Adam Koch
                                      --------------------------
                                      Adam Koch


                                        /s/Valerie Kelson
                                      --------------------------
                                      Valerie Kelson


                                        /s/Jim Kelson
                                      --------------------------
                                      Jim Kelson


                                        /s/Seth Kelson
                                      --------------------------
                                      Seth Kelson


                                        /s/Ben Thompson
                                      --------------------------
                                      Ben Thompson

                                        /s/Lee Johnson
                                      --------------------------
                                      Lee Johnson


                                        /s/Tim Kriser
                                      --------------------------
                                      Tim Kriser


                                        /s/Dan Harmon, Sr.
                                      --------------------------
                                      Dan Harmon, Sr.


                                        /s/Dan Harmon, Jr.
                                      --------------------------
                                      Dan Harmon, Jr.







                                SEE SEPARATE DOC

                                    Exhibit A

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A
                                    ---------

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement"), dated as of April 10, 2002, is by and among Category 5 Technologies, Inc., a Nevada corporation (the "Company"), and each of the purchasers of the Company's securities as listed on Exhibit A attached hereto (hereinafter the "Holder" or "Holders"). Defined terms not otherwise defined in this Agreement, shall have the meaning ascribed to such defined terms in that certain Stock Purchase and Exchange Agreement, dated as of the date hereof (the "Purchase Agreement").

                                    RECITALS

         WHEREAS, the Company and the Holders have entered into the Purchase Agreement, pursuant to which Holders agreed to exchange all of their CaptureQuest Shares in CaptureQuest, Inc., a Utah corporation, for the Merger Consideration; and

         WHEREAS, to induce the Holders to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS.
            ------------

         As used in this Agreement, the following terms shall have the following meanings:

              (i) "Holder" means the Holder and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with
Section 8 hereof.

              (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

              (iii) "Registrable Securities" means the number of shares of restricted common stock of the Company issued to Holders in connection with the Purchase Agreement, as set forth on Exhibit A attached hereto and incorporated herein by reference.

              (iv) "Registration Period" means the period commencing on the date this Agreement is executed and ending on the date on which all Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act.

              (v) "Registration Statement" means one or more registration statements of the Company under the Securities Act registering all of the Registrable Securities.

         2. PIGGYBACK REGISTRATION.
            -----------------------

         If at any time prior to the expiration of the Registration Period the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Holder who is entitled to registration rights under this Section 2 written notice of such determination and, if within fifteen (15) days after the date of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, except that if in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion, if any of the Registrable Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Holders. If an offering in connection with which an Holder is entitled to registration under this Section 2 is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of common stock included in such underwritten offering.

         3. OBLIGATIONS OF THE COMPANY.
            ---------------------------

         In connection with the registration described in Section 2, the Company shall have the following obligations:

         (a) The Company shall prepare and file with the SEC a Registration Statement and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing. The Company shall keep such Registration Statement effective at all times until the earlier of (i) the date on which all of the Registrable Securities included in such Registration Statement are sold, or (ii) the expiration of the Registration Period. Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) filed pursuant to this Agreement (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

         (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times as required above, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement.

         (c) The Company shall furnish to each Holder whose Registrable Securities are included in the Registration Statement on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and such number of copies of a prospectus and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities registered in such Registration Statement.

         (d) The Company shall use its best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Holder who holds Registrable Securities being offered reasonably requests; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3, (ii) subject itself to general taxation in any such jurisdiction,
(iii) file a general consent to service of process in any such jurisdiction,
(iv) provide any undertakings that cause the Company undue expense or burden, or
(v) make any change in its articles of incorporation or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

         (e) As promptly as practicable after becoming aware of such event, the Company shall notify each affected Holder by telephone or facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to each affected Holder as such Holder may reasonably request.

         (f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable date (including in each case by amending or supplementing such Registration Statement) and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request).

         (g) The Company shall hold in confidence and not make any disclosure of information concerning an Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this agreement, or (v) such Holder consents to the form and content of any such disclosure.

         (h) The Company shall comply with applicable federal and state securities laws and regulations related to a Registration Statement and offering and sale of securities.

         4. OBLIGATIONS OF THE HOLDERS.
            ---------------------------

         In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of any information the Company requires from each such Holder.

         (b) Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from the Registration Statement.

         (c) In the event of an underwritten offering, each Holder agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has notified the Company in writing of such Holder's election not to participate in such underwritten distribution.

         (d) No Holder may participate in any underwritten distribution hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5. EXPENSES OF REGISTRATION.
            -------------------------

         All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Section 2 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

         6. INDEMNIFICATION.
            ----------------

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

              (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Holder who holds such Registrable Securities, and (ii) the directors, officers, partners, members and employees of such Holder and each person who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in (i) and (ii) are collectively referred to as a "Violation"). The Company shall reimburse the Holders and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6 (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it.

              (b) In connection with any Registration Statement in which an Holder is participating, each such Holder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; such Holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to
Section 8.

              (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Holders are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. REPORTS UNDER THE EXCHANGE ACT.
            -------------------------------

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents as is required for the applicable provisions of Rule 144.

         8. ASSIGNMENT OF REGISTRATION RIGHTS.
            ----------------------------------

         The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable with the Company's prior written consent by each Holder in conjunction with a transfer of Registerable Securities, if such transfer is in compliance with all federal and state securities laws.

         9. AMENDMENT OF REGISTRATION RIGHTS.
            ---------------------------------

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), by Holders who hold fifty one percent (51%) in interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision.

Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder and the Company.

         10. MISCELLANEOUS.
             --------------

              (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

              (b) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be as set forth on the signature page hereof. Each party hereto may from time to time change its address or facsimile number for notices under this Section 10(b) by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Holders to the Company, and in the case of the Company to all of the Holders.

              (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

              (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made and to be performed in the State of Utah. The parties irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Utah in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

              (e) This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) supersede all prior agreements and understandings among the parties hereto and thereto with respect to the subject matter hereof and thereof.

              (f) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

              (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

              (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

              (j) All consents, approvals and other determinations to be made by the Holders pursuant to this Agreement shall be made by the Holders holding fifty one percent (51%) of the Registrable Securities (determined as if all warrants then outstanding had been exercised by the payment of cash) then held by all Holders.

              (k) This Agreement and the obligations of the parties hereunder shall terminate at the end of the Registration Period, except for any liabilities or obligations under Section 6 hereof.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CATEGORY 5 TECHNOLOGIES, INC.                  CAPTUREQUEST, INC.


By:__________________________                  By:__________________________

Name:________________________                  Name:________________________

Its:___________________________                Its:___________________________


Address:

2755 East Cottonwood Parkway
4th Floor
Salt Lake City, UT 84124
Fax:  (801) ___-_____

            HOLDERS' INFORMATION PAGE - REGISTRATION RIGHTS AGREEMENT






_______________________
(Name of Purchaser)


_______________________
(Date)



_______________________
(Number of Shares to be Registered)



_______________________
_______________________
_______________________
(Address of Purchaser)



_______________________
(Telephone Number)

_______________________
(Facsimile Number)

                                    EXHIBIT A
                                    ---------


                         List of Registrable Securities





NAME OF HOLDERS                             NUMBER OF REGISTRABLE SECURITIES
---------------                             --------------------------------





TOTAL                                       250,000

                                    Exhibit B

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of this 10th day of April, 2002, by and among Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), CaptureQuest, Inc., a Utah corporation ("CaptureQuest"), and the shareholders of CaptureQuest set forth on Schedule A hereto (each a "Shareholder" and collectively, the "Shareholders"), represented by Tyler Thompson, an individual (the "Representative"), and the Corporate Secretary of Category 5 (the "Escrow Agent").

                                    RECITALS
                                    --------

         WHEREAS, Category 5, CaptureQuest, and the Shareholders entered into a Stock Purchase and Exchange Agreement dated as of April 10, 2002 (the "Purchase Agreement"), whereby the Shareholders will transfer to Category 5 all of the issued and outstanding shares of capital stock of CaptureQuest in exchange for the Merger Consideration, as defined in the Purchase Agreement;

         WHEREAS, Section 1.2(b) of the Purchase Agreement provides that the parties thereto shall enter into this Escrow Agreement with respect to all of the Escrow Shares, representing a portion of the shares of Category 5 restricted common stock to be issued pursuant to the Purchase Agreement; and

         WHEREAS, by their approval of the Purchase Agreement, the Shareholders have approved the terms of this Escrow Agreement and the deposit into the Escrow Fund (as defined in Section 3) created pursuant hereto of the Escrow Shares (as defined in Section 3), and have approved the selection and authorization by the Shareholders of the Representative to act as a representative of the Shareholders and their successors under this Escrow Agreement with the powers and authority herein provided until his successor is named as hereinafter provided.

         NOW, THEREFORE, in consideration of the promises contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purchase Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Purchase Agreement. Except for reference thereto for definitions of certain words or terms not defined herein and as otherwise set forth in this Escrow Agreement, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Purchase Agreement unless the context requires otherwise.

         2. Purpose; Effectiveness. This Escrow Agreement has been executed and delivered, and the deposit of the Escrow Shares hereunder will be made, for the purpose of providing compensation to Category 5 and its subsidiaries for those certain Damages referred to in Article VIII the Purchase Agreement. This Escrow Agreement shall become effective at the Closing Date (as defined in the Purchase Agreement).

         3. Escrow Fund. Upon effectiveness of this Escrow Agreement, Category 5 shall deliver or cause to be delivered to the Escrow Agent a certificate or certificates registered in the name of the Escrow Agent or its nominee, representing an aggregate of 1,000,000 shares of the Category 5 common stock to be issued pursuant to Section 1.1(b)(ii) of the Purchase Agreement (the "Escrow Shares"). The Escrow Shares are sometimes referred to herein as the "Escrow Fund." The Escrow Shares shall be deemed to be issued to the Shareholders, in the relative amounts as set forth below, and then immediately thereafter deposited in the Escrow Fund. The Escrow Agent shall not be required to inquire as to or examine the number of Escrow Shares it receives as the Escrow Fund. The Escrow Fund shall be held by the Escrow Agent subject to the terms and conditions hereinafter set forth.

         4. CaptureQuest Shareholders' Proportionate Interests. The "Proportionate Stock Interest" of each of the Shareholders in the Escrow Shares is listed on Schedule A hereto. For purposes of this Agreement, "Proportionate Stock Interest" shall mean the ratio that the number of shares of Category 5 common stock receivable by such Shareholder pursuant to the Purchase Agreement bears to the total number of shares of Category 5 common stock to be issued pursuant to the Purchase Agreement. Any delivery of any portion of the Escrow Shares or of any dividends or distributions on the Escrow Shares pursuant to this Escrow Agreement shall be made in proportion to the respective Proportionate Stock Interests of each Shareholder set forth on Schedule A, unless the Escrow Agent shall be otherwise directed by a written instrument in a form acceptable to the Escrow Agent signed by each of the affected Shareholders or by the Representative.

         5. Representative.

              (a) The Representative shall have full power and authority to represent all of the Shareholders and their successors with respect to all matters arising under this Escrow Agreement and all actions taken by the Representative hereunder shall be binding upon all such Shareholders and their successors as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority to interpret all the terms and provisions of this Escrow Agreement and to consent to any amendment hereof on behalf of all such Shareholders and such successors and to execute any stock powers relating to any of the Escrowed Shares as attorneys in fact on behalf of any of the Shareholders. All action to be taken by the Representative hereunder shall be taken by or at its written direction or pursuant to such other method as the Representative, by written notice to Category 5 and the Escrow Agent, shall designate. Notwithstanding the foregoing, each Shareholder shall have the right to exercise any voting rights appertaining to any of the Escrow Shares in proportion to the Proportionate Stock Interest of such Shareholder and shall receive all dividends declared and paid by Category 5 appertaining to the Escrow Shares in proportion to the Proportionate Stock Interest of such Shareholder. The Representative shall direct the Escrow Agent in writing as to the exercise of any voting rights by the Shareholders, and the Escrow Agent shall comply with any such directions of the Representative. In the absence of such directions, the Escrow Agent shall not vote any of the Escrow Shares.

              (b) The Representative may act upon any instrument or other writing believed by such Representative in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by its duties pursuant to the provisions of this Escrow Agreement, except for its own willful default or gross negligence. The Representative shall be, and hereby is, indemnified and held harmless by the Shareholders jointly and severally from all losses, costs and expenses, including reasonable counsel fees, that may be incurred by the Representative as a result of such Representative's involvement in any arbitration or litigation arising from performance of its duties hereunder, provided that such arbitration or litigation shall not result from any action taken or omitted by the Representative as a result of its willful default or gross negligence. Notwithstanding the joint and several obligation of the shareholders to the Representative, the Shareholders agree among themselves that if any Shareholder pays more than its Proportionate Stock Interest share of such indemnity obligation, any Shareholder who paid less than its Proportionate Stock Interest share shall promptly reimburse that Shareholder up to an amount equal to the difference between such deficient Shareholder's Proportionate Stock Interest and the amount that the deficient Shareholder has paid.

              (c) The Representative shall not be entitled to compensation for services rendered hereunder.

              (d) The Representative, or any successor to the Representative hereafter appointed, may resign and shall be discharged of such Representative's duties hereunder at any time for any reason or no reason upon written notice to Category 5 and each of the Shareholders. In case of the resignation, death or inability to act, a successor shall, within 10 days of such event, be named by the Shareholders representing more than 50 percent in interest of the Escrow Shares. Each successor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Representative, and the term "Representative" as used herein shall be deemed to include each such successor Representative.

         6. Escrow Period; Distribution Upon Termination of Escrow Period. Within 45 days following April 30, 2003 (the "Release Date"), the number of Escrow Shares that shall be released from escrow and delivered to the Sellers shall be determined as follows: if CaptureQuest attains gross revenue of $4,000,000 ("Benchmark Revenue") and net income (before corporate allocation) of $1,000,000 ("Benchmark Income") during the 12-month period following the Effective Date (the "Escrow Period"), all Escrow Shares shall be delivered to the Sellers; however, if the Company is unable to achieve Benchmark Revenue or

Benchmark Income during such 12-month period, the number of Escrow Shares released from escrow to Sellers on the Release Date shall be equal to the product of all Escrow Shares multiplied by the average of the ratio of actual gross revenue to Benchmark Revenue and the ratio of actual net income to Benchmark Income. Regardless of whether Benchmark Revenue or Benchmark Income is attained, the percentage of the Escrow Shares released from escrow on the Release Date to which each individual Seller is entitled is set forth on
Schedule 1.1(a)(ii). At such time and upon certification by Category 5 of attainment of the revenue and net income targets, the Escrow Period shall terminate with respect to all of the Escrow Fund and the Escrow Agent shall promptly distribute the remaining portion of the Escrow Fund, if any, to the Shareholders; provided, however, that the amount of the Escrow Fund which in the reasonable judgment of Category 5, subject to objection of the Representative and the subsequent arbitration of the matter in the manner provided in Section 7 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as hereafter defined) delivered to the Escrow Agent and the Representative with respect to facts and circumstances existing prior to the release and termination of the Escrow Period, shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders all Escrow Shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the Shareholders pursuant to this Section 6 shall be made in proportion to their respective Proportionate Stock Interests.

         7. Assertion of Claims; Monetary Implications.

              (a) If any Category 5 indemnitee shall incur Damages within the Escrow Period, there shall be delivered to the Escrow Agent and the Representative a certificate signed in good faith on behalf of Category 5 by an officer of Category 5 (an "Officer's Certificate") stating that such party has paid, properly accrued, or reasonably anticipates that it will have to pay or accrue Damages in an amount specified in such Officer's Certificate, with the basis for such claim set forth in reasonable detail to enable the Representative to evaluate the claim and the amount thereof. Subject to Sections 7(b), 8 and 9 hereof, as soon as practicable (but not earlier than 30 calendar days, nor later than 35 calendar days, after delivery to the Escrow Agent and the Representative of such Officer's Certificate), the Escrow Agent shall deliver and assign to Category 5, such number of the Escrow Shares (rounded down to the nearest whole share), such that the total amount of such Damages are reimbursed to Category 5 in Escrow Shares. For purposes of the foregoing calculation and for all purposes under this Escrow Agreement the value of one share of Category 5 common stock shall be valued at $2.50 (subject to adjustment to fully reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Category 5 common stock). Each Officer's Certificate shall be delivered to the Escrow Agent and the Representative in the manner specified in Section 11 hereof, and shall contain thereon a representation of the mailing of a copy thereof to the Representative.

              (b) Unless, within thirty calendar days after delivery to the Escrow Agent and the Representative of any Officer's Certificate, the Representative gives written notice to Category 5 and the Escrow Agent, and such notice is received or deemed to have been received pursuant to Section 11 hereof, that he disputes in good faith the claim set forth in such Officer's Certificate, with the basis for such dispute set forth in reasonable detail, such Officer's Certificate shall constitute full authority to the Escrow Agent to take the action provided for by the preceding paragraph and shall be conclusive on all parties hereto. If the Representative gives such notice, the Escrow Agent shall not transfer, deliver or assign to Category 5 any Escrow Shares pursuant to this Section 7 or otherwise until either (i) it receives the written consent of the Representative or (ii) there is a final decision in accordance with the provisions of Section 9 and the Escrow Agent receives the written final decision in accordance with Section 9 hereof. A transfer pursuant to section (ii) of the preceding sentence shall be in accordance with such final decision.

         8. Third-Party Claims. In the event Category 5 becomes aware of a third-party claim which Category 5 believes may result in a demand against the Escrow Fund, Category 5 shall notify the Representative of such claim, and the Representative and the Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Delay in providing such notice shall not eliminate such claim except to the extent that the Shareholders are prejudiced thereby. Category 5 shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Representative, no settlement of any such claim with third-party claimants shall be determinative of the validity or amount of any claim against the Escrow Fund (which validity or amount shall be determined in accordance with Section 9 if disputed by the Representative). In the event that the Representative has consented to any such settlement, the Representative shall have no power or authority to object under any provision of this Agreement to the amount of any claim by Category 5 against the Escrow Fund with respect to such settlement.

         9. Dispute Resolution. Any dispute regarding the distribution of Damages and the resulting share distribution from the Escrow Fund shall be determined by the terms of Article ___ of the Purchase Agreement. Any other disputes shall be subject to the state and Federal courts located in Utah and the parties to this Agreement hereby irrevocably consent to exclusive jurisdiction in any state or Federal court located in Utah.

         10. Adjustments to Escrow Shares; Dividends; Voting.

              (a) Category 5 shall deliver to the Escrow Agent any securities issued in respect of or in exchange for any of the Escrow Shares held by it, whether by way of dividends, stock splits, recapitalizations, liquidations, mergers, consolidations, split-ups, spin-offs, redemptions, exchanges or conversions of shares and the like ("New Shares"). The Escrow Agent shall hold in escrow any New Shares delivered to it hereunder, and the same shall be subject to all of the provisions of this Escrow Agreement and shall be deemed part of the Escrow Fund. Notwithstanding the foregoing, the Shareholders shall retain the rights to receive any cash dividends or distributions on the Escrowed Shares, and such cash dividends or distributions shall be distributed currently by the Escrow Agent to the Shareholders in proportion to the respective Proportionate Stock Interests of each Shareholder, rounded down to the nearest whole number of shares or to the nearest whole cent, as the case may be. New Shares issued in respect of Escrow Shares which have been released from the Escrow Fund, if any, shall not be added to the Escrow Fund, but shall be distributed to the holders of such released Escrow Shares. All reference herein to a number of Escrow Shares shall be deemed to include all New Shares issued in respect of such number of Escrow Shares.

              (b) Each Shareholder shall have all voting rights with respect to the Escrow Shares contributed to the Escrow Fund on behalf of each such

Shareholder (and on any New Shares constituting voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or New Shares are held in the Escrow Fund.

         11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties set forth below and all notices required to be given under this Escrow Agreement (other than to the Escrow Agent) shall be deemed to have been received (a) on the date of delivery, when delivered personally or by overnight courier or (b) four days after being mailed by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows:

              (a) if to Category 5, to:

                           Category 5 Technologies, Inc.
                           2755 E. Cottonwood Pkwy, 4th Floor
                           Salt Lake City, Utah  84121
                           Attn: President
                           Facsimile No:  (801) 365-0445

              (b) if to the Representative, to:

                           Tyler Thompson
                           5255 N. Edgewood Drive
                           Provo, Utah  84604

              (c) if to the Escrow Agent, to:

                           Category 5 Technologies, Inc.
                           2755 E. Cottonwood Pkwy, 4th Floor
                           Salt Lake City, Utah  84121
                           Attn: Corporate Secretary
                           Facsimile No:  (801) 365-0445

              (d) if to a Shareholder, to the address set forth below such Shareholder's name on the signature page to this Agreement; or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. The Escrow Agent shall not be deemed to have received any notices or directions hereunder until they are actually received by the employee or officer of the Escrow Agent administering the Escrow Fund, as referenced in paragraph 12(g) below.

         12. Escrow Agent's Duties; Protections; Actions and Reliance.

              (a) The Escrow Agent's duties and responsibilities hereunder shall be limited to those expressly set forth in this Escrow Agreement. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person. The Escrow Agent shall not be liable to any party in connection with this Escrow Agreement and the performance by Escrow Agent of its duties hereunder, except for its own gross negligence or willful misconduct.

              (b) The Escrow Agent shall not be personally liable for any act taken or omitted by it hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment. The Escrow Agent shall also be fully protected in relying upon any written notice, instruction, direction, certificate or document which in good faith it believes to be genuine.

              (c) The Escrow Agent shall not be responsible for the collection or distribution of any distributions or dividends payable with respect to any Escrow Shares, except as specifically set forth in this Escrow Agreement, and shall have no responsibility to vote any of the Escrow Shares, except in accordance with instructions received from the Representative in accordance with the terms of this Escrow Agreement.

              (d) The Escrow Fund is intended only as a safekeeping account, and no payments or interest will accrue or be payable with respect to any Escrow Shares or other items held in the Escrow Fund.

              (e) Except as otherwise specifically provided herein, the Escrow Agent will not be required or have a duty to forward any notices it may receive with respect to the Escrow Shares or to exercise or enforce any rights or interests pertaining to the Escrow Shares.

              (f) The Escrow Agent shall not be responsible or liable for the sufficiency or accuracy of the form, execution, validity or genuineness of documents, instruments or securities now or hereafter deposited in the Escrow Fund, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, but agrees to use reasonable efforts to effect the assignment and transfer of Escrow Shares as contemplated in this Escrow Agreement. The Escrow Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any documents, instruments or notices pursuant to this Escrow Agreement.

              (g) Notices and directions to the Escrow Agent from any party authorized to give such notices or directions hereunder shall be in writing and signed by an authorized representative of such party and shall not be deemed to be given until actually received by the Escrow Agent's employee or officer who administers the Escrow Fund. The Escrow Agent shall not be responsible or liable for the authenticity or accuracy of notices or directions properly given hereunder if the written form and execution thereof on its face purports to satisfy the requirements applicable thereto as set forth herein, as determined by the Escrow Agent in good faith without additional confirmation or investigation.

              (h) If the Escrow Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with the Escrow Fund, this Escrow Agreement, or the performance of its duties hereunder, or in case the Escrow Agent becomes involved in litigation on account of acting as an escrow agent hereunder, or on account of having received Escrow Shares subject hereto, then in either case, its costs, expenses and reasonable attorney's fees shall be paid by Category 5, the Representative and the Shareholders equally.

              (i) The parties hereto agree not to use the name of Escrow Agent to imply an association with the transactions referenced herein, other than that of a legal escrow agent.

         13. Controversies; Court Orders and Process. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal or arbitration proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares or this Escrow Agreement, without determination by the Escrow Agent of such court's jurisdiction in matter. If any portion of the Escrow Fund is at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in any such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any party to this Escrow Agreement or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents, funds and securities held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which Category 5 agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

         14. Indemnification of the Escrow Agent. Category 5 and its successors and assigns agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses except for those arising from its own willful default or gross negligence, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by the Escrow Agent in connection with the performance of duties under this Escrow Agreement, including, but not limited to, any litigation arising from this Escrow Agreement or involving its subject matter. The Escrow Agent shall have a first lien on the property held under this Escrow Agreement for such compensation and expenses; provided that in the event any property held under this Escrow Agreement is used to satisfy such compensation or expenses, Category 5 shall indemnify and reimburse the Shareholders so that they receive the same number of Escrow Shares they otherwise would have received pursuant to the terms of this Escrow Agreement.

         15. Escrow Agent Compensation. In the event the conditions to this Escrow Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Escrow Agreement, or if the parties hereto request a substantial modification of terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Escrow Agreement or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation, and the Escrow Agent shall have the right to retain all Escrow Shares and all documents and/or other things of value at any time held by the Escrow Agent pursuant to this Escrow Agreement until such compensation, fees, costs and expenses are paid; provided that in the event any property held under this Escrow Agreement is used to satisfy such compensation, fees, costs, or expenses, Category 5 shall indemnify and reimburse the Shareholders so that they receive the same number of Escrow Shares they otherwise would have received pursuant to the terms of this Escrow Agreement. Category 5 promises to pay these sums upon demand.

         16. Successor Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving thirty days notice in writing to Category 5 and the Representative and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent, shall be appointed by Category 5 by the end of the thirty day resignation notice period. Any such successor Escrow Agent shall deliver to Category 5 and the Representative a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all the Escrow Fund, less amounts retained by the prior Escrow Agent as permitted hereunder, for unpaid fees, costs and expenses. If a successor Escrow Agent is not appointed by Category 5 within the time period indicated above, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorney's fees which the Escrow Agent incurs in connection with such proceeding shall be paid by Category 5. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

         17. Escrow Agent Acceptance. Escrow Agent hereby agrees to act as Escrow Agent under this Escrow Agreement.

         18. Successors and Assigns. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Category 5, its subsidiaries, the Escrow Agent and their respective successors and assigns, the Shareholders and their respective successors, assigns, heirs, executors, administrators and legal representatives, and the Representative and its successors.

         19. Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

         20. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to conflicts of law principles.

         21. Effect on Purchase Agreement. Nothing contained in this Escrow Agreement shall expand the rights or obligations of Category 5, CaptureQuest, or the Shareholders under the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                      CATEGORY 5:

                                      CATEGORY 5 TECHNOLOGIES, INC.


                                      By:

                                      Title:



                                      CAPTUREQUEST:

                                      CAPTUREQUEST, INC.


                                      By:

                                      Title:



                                      REPRESENTATIVE:

                                      TYLER THOMPSON


                                      By:

                                      Title:



                                      ESCROW AGENT:





                                      By:
                                      Title:

                                   SCHEDULE A

                       Shareholders of CaptureQuest, Inc.
              and Their Proportionate Interests in the Escrow Fund

--------------------------------------------------------------------------------
Common Stock                           Escrow Shares      Proportionate Interest

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Exhibit C

                            NONCOMPETITION AGREEMENTS

                                    EXHIBIT C
                                    ---------


                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is entered into on April 10, 2002, by and between the individual set forth on the signature page hereto (each, an "Employee"), and Category 5 Technologies, Inc., a Nevada corporation ("Category 5").

                                    RECITALS

         A. Employee is a shareholder and an employee of CaptureQuest, Inc., a Utah corporation ("CaptureQuest"), and has confidential and proprietary information relating to the business and operation of CaptureQuest;

         B. Employee's covenants and agreements, as reflected in this Agreement, is an essential part of the transactions described in that certain Stock Purchase and Exchange Agreement dated as of April 10, 2002, by and among Category 5, CaptureQuest, and all of the Employees of the outstanding securities of CaptureQuest (the "CaptureQuest Agreement"), whereby Category 5 will acquire all of the issued and outstanding capital stock of CaptureQuest (the "Transaction");

         C. The due execution of this Agreement by Employee and Category 5 is a condition of Closing to the CaptureQuest Agreement; and

         D. All capitalized terms shall have the same meaning as defined in the CaptureQuest Agreement, unless otherwise defined herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Effectiveness.
            --------------

         This Agreement shall become effective only in the event that the Transactions contemplated by the CaptureQuest Agreement are consummated.

         2. Noncompetition.
            ---------------

         2.1 Employee and Category 5 agree that due to the nature of Employee's association with CaptureQuest, Employee has confidential and proprietary information relating to the business and operations of CaptureQuest. Employee acknowledges that such information is of importance to the business of CaptureQuest and will continue to be so after the closing of the Transaction and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to CaptureQuest and Category 5. Employee and Category 5 also agree that Employee will acquire and will assist in developing confidential and proprietary information relating to the business of Category 5 and CaptureQuest following the closing of the Transaction.

         2.2 In addition to the obligations imposed by Category 5's standard Employee Nondisclosure Agreement Employee agrees that for a period of two (2) years after the Closing Date, Employee, until the expiration of such term shall not: (i) engage in any business which compares or competes with the business of CaptureQuest or Category 5 as conducted as of the Closing Date in the development, marketing, distribution, or sale of software or technology relating to the delivery of rich media information over the Internet (collectively, "CaptureQuest Technology") anywhere in the world; (ii) contact any of CaptureQuest's or Category 5's suppliers or customers for the purpose of soliciting orders or establishing relationships for any business enterprise that directly or indirectly competes with the CaptureQuest Technology business of Category 5 or any of its subsidiaries, anywhere in the world; and (iii) develop, market, or distribute any software products or services that compete anywhere in the world with the CaptureQuest Technology developed by Category 5 or any of its subsidiaries, and any improvements, modifications or other derivative works by Category 5 or any of its subsidiaries.

         3. Confidential Information; Employee Nondisclosure Agreement.
            -----------------------------------------------------------

         Employee agrees to sign and abide by the terms of Category 5's standard Employee Nondisclosure Agreement, a copy of which is attached hereto as Exhibit
A. The terms of this Agreement shall take precedence to the extent that there are any inconsistencies between this Agreement and the Employee Nondisclosure Agreement.

         4. Nonsolicitation.
            ----------------

         In addition to other covenants contained in this Agreement, Employee agrees for a period of two (2) after the Closing Date, Employee shall not directly solicit or assist in the direct solicitation of any employees or agents of CaptureQuest, Category 5 or any former employees of CaptureQuest or Category 5 (excluding former employees who are not offered employment by CaptureQuest or Category 5 after the Closing Date, if any (collectively, "Restricted Employees"). For purposes of this Agreement, "solicit" shall mean that the initial contact between Employee and the Restricted Employee regarding the possibility of Employee or any entity or person represented by Employee employing or desiring to employ such Restricted Employee was initiated by Employee or by any party at Employee's recommendation. For the avoidance of doubt, it shall not be a violation of this Agreement for Employee to interview or hire a Restricted Employee who initiates contact with Employee for the purpose of seeking employment other than with Category 5, a subsidiary of Category 5 or CaptureQuest. Nothing in this Agreement shall prohibit Employee from soliciting such individuals through general advertising or comparable forms of general solicitation not specifically targeted at such Restricted Employees.

      5.   Warranty and Freedom to Contract.
           ---------------------------------

         Employee warrants that he/she is under no disability that would prevent him/her from entering into this Agreement and from complying with all of its provisions to their fullest extent. If Employee is enjoined or otherwise prevented by judicial or administrative determination from complying with the terms of this Agreement, then Category 5 may terminate this Agreement without incurring any further liability.

         6. Category 5's Remedy for Breach and Right to Injunction.
            -------------------------------------------------------

         The parties agree that damages in the event of a breach by Employee of Sections 2 or 4 of this Agreement would be difficult if not impossible to ascertain, and it is therefore agreed that Category 5, in addition to and without limiting any other remedy or right it may have, shall have the right to an immediate injunction or other equitable relief in any court of competent jurisdiction, enjoining any such threatened or actual breach. The existence of this right shall not preclude Category 5 from pursuing any other rights and remedies at law or in equity which Category 5 may have, including recovery of damages for any breach of such sections.

         7. Terms of This Agreement; Right to Separate Counsel.
            ---------------------------------------------------

         Each of Employee and Category 5 respectively acknowledges with the execution of this Agreement that: (a) each has read all of the terms herein and agrees they are necessary for the reasonable and proper protection of CaptureQuest's and Category 5's business, (b) Category 5 has been induced to enter into this Agreement by Employee's representation that he/she will abide by and be bound by each of the covenants and restraints contained herein and Employee has been induced to enter into this Agreement in connection with the Transactions contemplated by the CaptureQuest Agreement, and (c) each and every covenant and restraint in this Agreement is reasonable. Employee acknowledges that Employee has been advised by Category 5 that Employee is entitled to have this Agreement reviewed by counsel of Employee's choice, and has done so, or elected not to do so after being fully informed of Employee's right to do so.

         8. Miscellaneous.
            --------------

         8.1 No Waiver. The failure of Category 5 or Employee to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive Category 5 or Employee of the right to require strict compliance thereafter with the same.

         8.2 Severability. If any portion of this Agreement is held to be invalid or unenforceable, the remaining covenants and restrictions or portions thereof shall remain in full force and effect, and if the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, such covenants and restrictions shall be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

         8.3 Assignment. Employee's obligations under this Agreement are personal in nature and may not be assigned or transferred. Category 5 may transfer or assign this Agreement to a third party or a wholly owned subsidiary of Category 5. In the event Category 5 shall transfer or assign this Agreement to a third party acquiring CaptureQuest or Category 5, or substantially all the assets of either CaptureQuest or Category 5, such transferee or assignee shall be entitled to enforce this Agreement in full, including without limitation, the noncompetition and nondisclosure provisions contained herein.

         8.4 Governing Law and Venue. This Agreement shall be governed by the laws of the State of Utah without giving effect to the principles of conflicts of law. Employee agrees that venue for any action to enforce this Agreement or to seek equitable relief shall Salt Lake County, Utah, and he/she hereby consents to the exclusive jurisdiction of the federal or state court located in Salt Lake County, Utah.

         8.5 Entire Agreement and Modification. This Agreement, together with Category 5's standard Employee Nondisclosure Agreement, contains the entire agreement of the parties with regard to the subject matter hereof. It may only be changed or modified by a writing signed by both parties.


                     [Remainder of page intentionally blank]

                   SIGNATURE PAGE -- NONCOMPETITION AGREEMENT



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CATEGORY 5 TECHNOLOGIES, INC.                   EMPLOYEE


By:__________________________                   By: ___________________________

Name:________________________                   Print Name __________________

Its:___________________________

                                    EXHBIT A
                                    --------

                          CATEGORY 5 TECHNOLOGIES, INC.

                        EMPLOYEE NON-DISCLOSURE AGREEMENT

                               Schedule 1.1(a)(i)

                               Schedule 1.1(a)(ii)

                                  Schedule 2.12



o        Esnet

o        IBM Leasing Services

o        FiberNet

o        NetPoint